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                                                                   EXHIBIT 99.8
Form of consent for testimonial:




     The undersigned, as an authorized representative of Raley's Inc., hereby consents to the inclusion of the following quotation attributable to the undersigned, as representative of Raley's Inc., in the registration statement on Form S-1 (Registration No. 333-69261) and all amendments thereto (the "Registration Statement") of Intraware, Inc.:

          "The Intraware SUBSCRIBNET service is a software update and license management service that notifies us directly about updates specific to our environment. It takes the labor out of doing the research ourselves and provides information about the known incompatibilities and benefits of each update. In our experience, Intraware's services are a far better and faster method of keeping customers updated with current software revisions than traditional methods."
     --Scott Langdoc, CIO, Raley's Inc.

, and further consents to the inclusion of this consent as an exhibit to such Registration Statement.



                                                    Raley's Inc.


                            (Signature)   By:    /s/ Scott M. Langdoc
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                                          Name:  SCOTT M. LANGDOC
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                                          Title: VP & CIO
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                                          Date:  2-23-99
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